SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 28, 2001 (February 14, 2001)

Brainworks Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-6334	87-0281240

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

101 Marietta Street, Suite 3450, Atlanta, Georgia	30303

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 524-1667

Item 2. Acquisition or Disposition of Assets.

      On February 14, 2001, Brainworks Ventures, Inc., a Nevada corporation (the “Company”), consummated the merger (the “Merger”) of EBL Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of the Company (“EBL Acquisition”), with and into eBusinessLabs, Inc., a privately-held Georgia corporation (“EBL”), whereby EBL became a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger dated as of December 29, 2000 by and among the Company, EBL Acquisition, EBL and certain shareholders of EBL signatory thereto (the “Merger Agreement”).

      Pursuant to the Merger Agreement, all of the issued and outstanding shares of EBL’s common stock, par value $.01 per share (“EBL Common Stock”), other than the shares of EBL Common Stock with respect to which dissenters’ rights have been perfected and the shares of EBL Common Stock held by the Company, its subsidiaries, or EBL, were converted into the right to receive an aggregate of 800,000 shares of the Company’s common stock, par value $.01 per share (“Company Common Stock”), 50,000 shares of which are being held in escrow to satisfy certain indemnification claims that the Company may make, plus cash in lieu of any fractional shares that the EBL shareholders may be entitled to receive (the “Merger Consideration”).

      Pursuant to the Registration Rights Agreement dated February 14, 2001 between the Company and the holders of the EBL Common Stock entitled to receive the Merger Consideration, the Company Common Stock issued in connection with the Merger is entitled to certain “piggy-back” registration rights.

      In satisfaction of a condition to the consummation of the Merger, and in accordance with the Company’s Bylaws, the Board of Directors of the Company (the “Board”) (i) amended the Bylaws so that the Board now consists of five (5) directors, and (ii) elected Cole F. Walker, Kirk K. Reiss and John P. Cayce to fill the vacancies on the Board and to serve as directors of the Company commencing on February 14, 2001 and until their successors are elected and qualified at the Company’s next Annual Meeting of Stockholders.

      The Merger Consideration was determined as a result of negotiations between the Company and EBL, and the Merger was approved by the boards of directors of the Company, EBL and EBL Acquisition, and by the shareholders of EBL. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any material relationship with EBL, except that (i) on December 5, 2000, the Company loaned EBL $105,000 pursuant to a 90-day promissory note, the repayment of which, by the terms of such note, was forgiven on the date the Merger was consummated, and (ii) Dean W. Andersen, a stockholder of the Company and a member of a “group” that has filed a Schedule 13D with respect to the Company Common Stock, also owned approximately 18.5% of the outstanding EBL Common Stock immediately prior to the consummation of the Merger.

      The securities issued in connection with the Merger were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption in Section 4(2) of the Securities Act.

      The description contained herein of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which has been filed as Exhibit 2.1 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) – (b) Financial Statements and Pro Forma Financial Information. All required financial statements and pro forma financial information will be filed by amendment to this Report not later than sixty (60) days after the due date of this Report.

      (c) Exhibits.

2.1	Agreement and Plan of Merger dated December 29, 2000 between the Company, EBL, EBL Acquisition and certain shareholders of EBL signatory thereto (the “Merger Agreement”). (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request). (*)

3(ii)	Amendment to the Company’s Bylaws. (*)

4.1	Registration Rights Agreement entered into in connection with the Merger Agreement (the form of which is included as an exhibit to Merger Agreement filed herewith). (*)

4.2	Escrow Agreement entered into in connection with the Merger Agreement (the form of which is included as an exhibit to Merger Agreement filed herewith). (*)

99.1	Press Release dated November 17, 2000. (*)

99.2	Press Release dated February 15, 2001.

(*)	Incorporated by referenced to the Quarterly Report on Form 10-QSB for the quarter ended December 21, 2000 filed by the Company on February 20, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAINWORKS VENTURES, INC.

	By:	/s/ Marc J. Schwartz

Marc J. Schwartz

Vice-President

Dated: February 28, 2001

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated December 29, 2000 between the Company, EBL, EBL Acquisition and certain shareholders of EBL signatory thereto (the “Merger Agreement”). (*)

3(ii)	Amendment to the Company’s Bylaws. (*)

4.1	Registration Rights Agreement entered into in connection with the Merger Agreement (the form of which is included as an exhibit to Merger Agreement filed herewith). (*)

4.2	Escrow Agreement entered into in connection with the Merger Agreement (the form of which is included as an exhibit to Merger Agreement filed herewith). (*)

99.1	Press Release dated November 17, 2000. (*)

99.2	Press Release dated February 15, 2001.

(*)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarter ended December 21, 2000 filed by the Company on February 20, 2001.